Exhibit 4.1

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LYB INTERNATIONAL FINANCE III, LLC
as Issuer
LYONDELLBASELL INDUSTRIES N.V.
as Guarantor
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
________________
Indenture
Dated as of October 10, 2019
________________
Debt Securities

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LYB INTERNATIONAL FINANCE III, LLC
Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of October 10, 2019
______________________

Section of Trust Indenture Act of 1939	Section(s) of Indenture
§310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10, 8.01
§311(a)	7.11
(b)	7.11
§312(a)	2.08
(b)	12.03
(c)	12.03
§313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
§314(a)	4.03
(a)(4)	12.05
(b)	Not Applicable
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	12.05
§315(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Not Applicable
(d)(1)	Not Applicable
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	Not Applicable
§316(a)(1)(A)	Not Applicable
(a)(1)(B)	Not Applicable
(a)(2)	Not Applicable
(a)(last sentence)	Not Applicable
(b)	Not Applicable
(c)	9.04
§317(a)(1)	Not Applicable
(a)(2)	Not Applicable
(b)	2.07
§318(c)	12.01
__________
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

Section 12.12	Waiver of Immunity	67
Section 12.13	No Adverse Interpretation of Other Agreements	67
Section 12.14	Successors	67
Section 12.15	Severability	67
Section 12.16	Counterpart Originals	67
Section 12.17	Table of Contents, Headings, etc.	67
Section 12.18	PATRIOT Act	68
Section 12.19	Force Majeure	68

INDENTURE dated as of October 10, 2019 between LYB INTERNATIONAL FINANCE III, LLC, a Delaware limited liability company (the “Company”), LYONDELLBASELL INDUSTRIES N.V., a public company with limited liability (naamloze vennootschap) in the country of The Netherlands (the “Guarantor”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”) to be issued from time to time in one or more series as provided in this Indenture:
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01Definitions.
“Actual/Actual (ICMA)” means the payment convention defined as such in the rulebook of the International Capital Markets Association and described in clause (ii) of Section 2.02.
“Additional Amounts” means any additional amounts required by the express terms of a Security or by or pursuant to a Board Resolution of the Company or the Guarantor, under circumstances specified therein or pursuant thereto, to be paid by the Company or the Guarantor, as the case may be, with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to such Holders.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar or Paying Agent.
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Guarantor) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means, as to any Person, the board of directors, the supervisory board and/or the management board (as the context requires with respect to such Person), or the equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner of such Person or manager) or any duly authorized committee thereof.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by an Officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day which is not a Legal Holiday.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Certificated Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Article II hereof, in such form or forms that may be established pursuant to Section 2.01 hereof.
“Clearstream” means Clearstream Banking, S.A. and its successors.
“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person; provided, however, that for purposes of any provision contained herein which is required by the TIA, “Company” shall also mean each other obligor (if any), other than the Guarantor, on the Securities of a series.
“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by an Officer of the Company or in the name of the Guarantor by an Officer of the Guarantor, as the case may be, and delivered to the Trustee.
“Consolidated EBITDA” means for any period, the consolidated operating income plus consolidated depreciation, amortization and other non-cash charges and losses and minus consolidated non-cash credits, gains and income, in each case of the Guarantor and its Subsidiaries for such period; it being understood that such amounts may be determined on a combined basis for a disposed group.

“Consolidated Net Tangible Assets” means the Total Assets of the Guarantor and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Guarantor and its Subsidiaries), in each case calculated in accordance with GAAP, provided, that in the event that the Guarantor or any of its Subsidiaries assumes or acquires any assets in connection with the acquisition by the Guarantor and its Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.
“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date hereof is located at150 East 42nd Street, 40th Floor, New York, New York 10017, or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor).
“Debt” means any indebtedness for borrowed money.
“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.
“deliver” or “delivery” means, in the context of Certificated Securities, actual physical delivery of the Certificated Securities to the relevant Person required hereunder, together with all endorsements, and in the context of Global Securities, the designation on the records of the Depositary of a change in the beneficial interests of a holder in a Global Security.
“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Securities of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.
“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.
“Euro” or “€” means a unit of lawful currency of the member states of the European Economic and Monetary Union.
“Euroclear” means Euroclear Bank SA/NV, and its successors as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date with respect to a series of Securities, the Guarantor may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in this Indenture to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. The Guarantor shall give notice of any such election to the Trustee.
“Global Security” means a Security that is issued in global form in the name of the Depositary with respect thereto or its nominee.
“Government Obligations” means, with respect to a series of Securities, (1) direct obligations of a government that issues the currency in which the Securities of the series are payable (or, in the case of any series of Securities denominated in Euro, the German government) for the payment of which the full faith and credit of such government is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clause (1) or (2) above, are not callable or redeemable at the option of the issuer thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depository receipt.
“Guarantee” shall mean the guarantee of the Company’s obligations under each series of the Securities by the Guarantor as provided in Article X.
“Guarantor” means the Person named as a “Guarantor” in the first paragraph of this Indenture, until a successor to such Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.
“Holder” means a Person in whose name a Security is registered.
“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and with respect to a particular series of Securities established as contemplated by Section 2.01, includes the terms of such series.
“interest” means, with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date,” when used with respect to Securities of any series, shall have the meaning assigned to such term in the Security as contemplated by Section 2.01.
“Issue Date” means, with respect to Securities of any series, the first date on which the Securities of such series are originally issued under this Indenture.
“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership, limited liability company or any other entity which, in each case, is not a Subsidiary or any of its Subsidiaries but in which the Guarantor or a Subsidiary has a direct or indirect equity or similar interest.
“Legal Holiday” means a Saturday, Sunday or other day on which the Trustee or banking institutions are not required by law or regulation to be open in the State of New York or London and, for any place of payment outside of New York City or London, in such place of payment, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, does not operate.
“Lien” means any mortgage, security interest, pledge or lien.
“Maturity” means, with respect to any Security of any series, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, any Managing Director or the Secretary or Assistant Secretary of such Person (or, with respect to a Person that is a limited partnership, the general partner of such Person), or any other officer designated by the Board of Directors serving in a similar capacity. Notwithstanding the foregoing, with respect to the Guarantor, “Officer” means any member of the Management Board of the Guarantor, any Person who has been appointed an attorney-in-fact or attorney by a resolution of the Management Board of the Guarantor so long as the power of attorney granted by such resolution remains in effect and any Person that acts as the principal executive officer, principal financial officer, principal accounting officer or treasurer of the Guarantor.
“Officer’s Certificate” means a certificate signed on behalf of any Person by an Officer of such Person, which meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Guarantor. Counsel giving any Opinion of Counsel shall be entitled to rely on an Officer’s Certificate as to any factual matters relevant to such opinion.
“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Permitted Liens” means:

(1)
Liens of or upon any property acquired, leased, constructed or improved by, or of or upon any shares of Capital Stock or Debt acquired by, the Guarantor or any Subsidiary (i) to secure the payment of all or any part of the purchase price of such property, shares of Capital Stock or Debt upon the acquisition thereof by the Guarantor or any Subsidiary, or (ii) to secure any Debt issued, assumed or guaranteed by the Guarantor or any Subsidiary prior to, at the time of, or within one year after (A) in the case of property, the later of the acquisition, lease, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (B) in the case of shares of Capital Stock or Debt, the acquisition of such shares of Capital Stock or Debt, which Debt is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of Capital Stock or Debt and, in the case of property, the cost of construction thereof or improvements thereon;

(2)	Liens of or upon any property, shares of Capital Stock or Debt existing at the time of acquisition thereof by the Guarantor or any Subsidiary;

(3)
Liens of or upon any property of a corporation existing at the time such corporation is merged with or into or consolidated with the Guarantor or any Subsidiary or existing at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to the Guarantor or any Subsidiary;

(4)
Liens of or upon (A) any property of, or shares of Capital Stock or Debt of, a Person existing at the time such Person becomes a Subsidiary or (B) any shares of Capital Stock or Debt of a Joint Venture;

(5)	Liens to secure Debt of any Subsidiary to the Guarantor or to another Subsidiary;

(6)
Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of Capital Stock or Debt subject to such Liens, or the cost of constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financings); and

(7)
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien existing on the Issue Date or any Lien referred to in the foregoing clauses (1) through (6), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of Capital Stock or Debt which was subject to the Lien so extended, renewed or replaced.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of that series are payable as specified in accordance with Section 2.01 subject to the provisions of Section 4.02.
“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.
“Principal Property” means any single refinery, any single manufacturing plant or any single parcel of real estate, in each case owned by the Guarantor or a Subsidiary, the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such refinery, manufacturing plant or parcel of real estate that, in the opinion of the Board of Directors of the Guarantor, is not of material importance to the business conducted by the Guarantor and its Subsidiaries as a whole.
“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for such redemption for such Security by or pursuant to this Indenture.
“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed as established pursuant to this Indenture.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.
“Sale and Lease-Back Transaction” means the leasing by the Guarantor or any Subsidiary of any Principal Property, whether owned on the Issue Date or acquired after such date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Guarantor and any Subsidiary or between Subsidiaries), which Principal Property has been or is to be sold or transferred by the Guarantor or such Subsidiary to any party with the intention of taking back a lease of such Principal Property.
“SEC” means the United States Securities and Exchange Commission or any successor agency or commission.

“Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
“Security Custodian” means, with respect to Securities of a series issued in global form, the Trustee for Securities of such series, as custodian with respect to the Securities of such series, or any successor entity thereto.
“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subsidiary” means a Person at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries (including the Company), or by the Guarantor and one or more other Subsidiaries (including the Company). For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
“surrender” shall have the same meaning as “deliver” in the context of the surrender of a Security.
“tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of tax). “Taxes” and “taxation” shall be construed to have corresponding meanings.
“Tax Jurisdiction” means any jurisdiction in which the Company or the Guarantor is incorporated or resident for tax purposes or any department or political subdivision thereof or therein or any jurisdiction from or through which payment is made or deemed to be made by the Company or the Guarantor, in each case from time to time.
“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“Total Assets” means the total consolidated assets of the Guarantor and its Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, as shown on the most recent quarterly balance sheet of the Guarantor, determined on a consolidated basis according to GAAP.
“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
“U.S. Government Obligations” means Government Obligations with respect to Securities of any series payable in Dollars.
SECTION 1.02Other Definitions.

Term	Defined in Section
“Agent Members”	2.18
“Bankruptcy Custodian”	6.01
“Cogency”	12.11
“covenant defeasance”	8.01
“Defeased Covenants”	8.01
“disposed group”	5.01
“EDGAR”	4.03
“Event of Default”	6.01
“Judgment Currency”	6.10
“legal defeasance”	8.01
“mandatory sinking fund payment”	3.09
“optional sinking fund payment”	3.09
“Paying Agent”	2.06
“Registrar”	2.06
“Required Currency”	6.10
“Successor”	5.01
“Tax Redemption Date”	3.12
SECTION 1.03Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if the Indenture is not qualified under the TIA at the time, as if it were so qualified unless otherwise provided). The following TIA terms used in this Indenture have the following meanings:
“Commission” means the SEC.
“indenture securities” means the Securities.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company, the Guarantor or any other obligor on the Securities.
All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04Rules of Construction.
Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)words in the singular include the plural, and in the plural include the singular;
(e)provisions apply to successive events and transactions; and
(f)all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this Indenture.

ARTICLE II
THE SECURITIES
SECTION 2.01Amount Unlimited; Issuable in Series.
(a)    The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.
(b)The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Company, and set forth, or determined in the manner provided, in an Officer’s Certificate of the Company or in a Company Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:
(1)the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);
(2)if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.09, 2.10, 2.13, 2.18, 3.07 or 9.05 and except for any Securities that, pursuant to Section 2.05 or 2.18, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution of the Company (or action pursuant to a Board Resolution of the Company) to such effect;

(3)whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.18, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of such series;
(4)whether any Securities of the series are to be guaranteed by any other Subsidiary of the Guarantor or any other Person, and, if so, the terms and conditions of any such guarantee;
(5)the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.15;
(6)the date or dates on which the principal of and premium (if any) on the Securities of the series is payable or the method of determination thereof;
(7)the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Securities of the series shall be payable;
(8)the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;
(9)the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company must exercise any such option, if different from those set forth herein;
(10)the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;
(11)if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(12)if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Company, the Guarantor or any other Person, in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;
(13)if the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities of such series are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;
(14)if the amount of payments of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;
(15)whether the Securities of the series may be redeemed pursuant to Section 3.12 and whether any Additional Amounts are payable to the Securities of the series pursuant to Section 4.10;
(16)if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;
(17)any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series and the Guarantee pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;
(18)any deletions or modifications of, or additions to, the Events of Default set forth in Section 6.01 or covenants of the Company or the Guarantor set forth in Article IV pertaining to the Securities of the series; and whether such additional or modified Events of Default or covenants are subject to covenant defeasance pursuant to Section 8.01(b);
(19)any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;
(20)if the Securities of the series are to be convertible into or exchangeable for Capital Stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Company, the Guarantor or any other Person, at the option of the Company or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange; and
(21)any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

(c)All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution of the Company referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officer’s Certificate of the Company or Company Order referred to above or in any such indenture supplemental hereto.
(d)If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officer’s Certificate of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or Company Order setting forth the terms of the series.
SECTION 2.02    Denominations and Currency.
The Securities of each series shall be issuable in such denominations and currency as shall be specified as contemplated by Section 2.01. In the absence of any specification pursuant to Section 2.01 with respect to Securities of any series, the Securities of such series denominated in Dollars shall be issuable only as Securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and shall be payable only in Dollars. Securities of such series denominated in Euro shall be issuable only as Securities in denominations of 100,000 Euro and integral multiples of 1,000 Euro in excess thereof
With respect to the Securities of any series that is payable in Euro and except as otherwise specified as contemplated by Section 2.01, if, on or after the date of the final prospectus of the Company offering such Securities for sale to the public, the Euro shall become unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control, of if the Euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the Euro as their currency or for the settlement of transaction by public institutions of or within the international banking community, then all payments in respect of such Securities shall be made in Dollars until the Euro is again available to the Company or so used. The amount payable in respect of such Securities on any date shall be converted into Dollars on the basis of the most recently available market exchange rate for Euro. Any payment in respect in respect of such Securities so made in Dollars shall not constitute an Event of Default with respect to such Securities. Neither the Trustee nor any Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
SECTION 2.03     Forms Generally

(a)The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution of the Company or in one or more indentures supplemental hereto. The Securities of any series may have notations, legends or endorsements required by law, securities exchange rule, the Company’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). A copy of the Board Resolution of the Company establishing the form or forms of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.05 for the authentication and delivery of such Securities.
(b)The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in Section 2.04.
(c)If the Securities of any series are issued in definitive form, such Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer executing such Securities, as evidenced by such Officer’s execution thereof.

SECTION 2.04    Form of Trustee’s Certificate of Authentication

The Trustee’s certificate of authentication shall be in substantially the following form:
“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
____________________, as Trustee

By:___________________________________________________
Authorized Signatory”.

SECTION 2.05    Execution, Authentication, Delivery and Dating.

(a)One Officer of the Company shall sign the Securities of any series on behalf of the Company, and one Officer of the Guarantor shall sign the Indenture on behalf of the Guarantor to evidence the Guarantee, which may also be endorsed on the Securities of such series, in any case, either by manual or facsimile signature. If an Officer of the Company or the Guarantor whose facsimile signature is on a Security or an endorsement of the Guarantee on a Security, as the case may be, no longer holds that office at the time the Security is authenticated, the Security or the Guarantee shall be valid nevertheless.
(b)A Security shall not be entitled to any benefit under this Indenture, including the Guarantee, or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Company, and the Company delivers such Security to the Trustee for cancellation as provided in Section 2.14, together with a written statement (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture, including the Guarantee.
(c)At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities for original issue upon a Company Order for the authentication and delivery of such Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined. If provided for in such procedures, such Company Order may authorize (1) authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing.

(d)If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions of the Company or if by supplemental indenture, as permitted by Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in addition to the Company Order referred to above and the other documents required by Section 12.04), and (subject to Section 7.01) shall be fully protected in relying upon:
(1)an Officer’s Certificate of the Company setting forth the Board Resolution of the Company and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.01; and
(2)an Opinion of Counsel to the effect that:

(i)	the form of such Securities has been established in conformity with the provisions of this Indenture;

(ii)
the terms of such Securities have been established in conformity with the provisions of this Indenture and if there are any conditions precedent to the issuance of such Securities, all such conditions precedent to the issuance of such Securities have been satisfied; and

(iii)
that such Securities and the Guarantee, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officer’s Certificate of the Company and Opinion of Counsel at the time of issuance of each such Security, but such Officer’s Certificate of the Company and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security of the series.
(f)The Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Securities of any series and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.
(g)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities of any series whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, the Guarantor or an Affiliate of the Company or the Guarantor.
(h)Each Security shall be dated the date of its authentication.

SECTION 2.06     Registrar and Paying Agent.
(a)The Company shall maintain an office or agency for each series of Securities where Securities of such series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities of such series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.
(b)The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, the Guarantor or any Subsidiary may act as Paying Agent or Registrar.
(c)The Company initially appoints the Trustee as Registrar and Paying Agent.
SECTION 2.07    Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to Securities of any series and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company, the Guarantor or a Subsidiary) shall have no further liability for the money. If the Company, the Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA § 317(b).

SECTION 2.08    Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar with respect to a series of Securities, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to such series of Securities, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series, and the Company shall otherwise comply with TIA § 312(a).
SECTION 2.09    Transfer and Exchange.

(a)Except as set forth in Section 2.18 or as may be provided pursuant to Section 2.01, when Securities of any series are presented to the Registrar with the request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for such transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.
(b)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities of any series at the Registrar’s written request and submission of such Securities or Global Securities. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.13, 3.07 or 9.05). The Trustee shall authenticate Securities of any series in accordance with the provisions of Section 2.05. Notwithstanding any other provisions of this Indenture to the contrary, the Company shall not be required to register the transfer or exchange of (1) any Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, or (2) any Security during the period beginning 15 Business Days prior to the mailing of notice of any offer to repurchase Securities of the series required pursuant to the terms thereof or of redemption of Securities of a series to be redeemed and ending at the close of business on the day of mailing.

SECTION 2.10Replacement Securities.

(a)If any mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Security, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security. Such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantor, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Holder for their expenses in replacing a Security.
(b)Every replacement Security is an additional obligation of the Company.
SECTION 2.11Outstanding Securities.

(a)The Securities of any series outstanding at any time are all the Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.11 as not outstanding.
(b)If a Security is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
(c)If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
(d)A Security does not cease to be outstanding because the Company, the Guarantor or an Affiliate of the Company or the Guarantor holds the Security.
SECTION 2.12Original Issue Discount, Foreign-Currency Denominated and Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of any series or of all series, as the case may be, have concurred in any direction, amendment, supplement, waiver or consent,
(a)the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02;
(b)except as may be provided pursuant to Section 2.01, the principal amount of each Security of any series denominated in Euro or another foreign currency shall be determined, for purposes of any act, consent or waiver under this Indenture at a time when Securities of another series shall be outstanding and denominated in a different currency, as the Dollar equivalent thereof (or, in the case of an Original Issue Discount Security, the Dollar equivalent of the amount of such Security as determined by the Company in accordance with clause (a) above), converted based on the spot rate (as determined by the Company in its discretion) at 11:00 a.m., New York City time, on the Business Day before the record date for such act, waiver or consent (or, if there is no such record date, the date when such act, consent or waiver is taken); and
(c)Securities of any series owned by the Company, the Guarantor or any other obligor upon such Securities or any Affiliate of the Company, of the Guarantor or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.13Temporary Securities.

Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities of any series but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities of the relevant series in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
SECTION 2.14Cancellation.

The Company or the Guarantor at any time may deliver Securities of any series to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. All canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.
SECTION 2.15Payments; Defaulted Interest.

(a)Unless otherwise provided as contemplated by Section 2.01, interest (except defaulted interest) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Security at the close of business on the record date next preceding such Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender a Security to a Paying Agent to collect principal payments. Unless otherwise provided with respect to the Securities of any series, the Company will pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities in Dollars. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.
(b)If the Company defaults in a payment of interest on the Securities of any series, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities of such series and in Section 4.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Company, the Company (or the Trustee, in the name of and at the expense of the Company upon 20 days’ prior written notice from the Company setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.16Persons Deemed Owners.

The Company, the Guarantor, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, premium (if any) or interest on or any Additional Amounts with respect to such Security and for all other purposes. None of the Company, the Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.
SECTION 2.17Computation of Interest.

Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, (i) interest on the Securities of each series denominated in Dollars shall be computed on the basis of a year comprising twelve 30-day months and (ii) interest on the Securities of each series denominated in Euro shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the date from which interest begins to accrue for the period (or from the issue date of such Securities if no interest has been paid thereon) to, but excluding, the next scheduled Interest Payment Date.
SECTION 2.18Global Securities; Book-Entry Provisions.

(a)If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.01, then, notwithstanding clause (11) of Section 2.01(b) and the provisions of Section 2.02, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in a Company Order to be delivered to the Trustee pursuant to Section 2.05 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for such Security, from such Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Security. Subject to the provisions of Section 2.05 and, if applicable, Section 2.13, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Company Order. With respect to the Securities of any series that are represented by a Global Security, the Company and the Guarantor authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such Global Security. Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If a Company Order has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel.

(b)Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Guarantor, the Trustee or the Security Custodian and any agent of the Company, the Guarantor, the Trustee or the Security Custodian as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security of a series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of such series is entitled to take under this Indenture or the Securities of such series and (ii) nothing herein shall prevent the Company, the Guarantor, the Trustee or the Security Custodian, or any agent of the Company, the Guarantor, the Trustee or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.
(c)Notwithstanding Section 2.09, and except as otherwise provided pursuant to Section 2.01, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of this Indenture. Certificated Securities of any series shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice, (2) an Event of Default has occurred with respect to such series and is continuing and the Registrar has received a request from the Depositary to issue Securities of such series in lieu of all or a portion of the Global Security (in which case the Company shall deliver Securities within 30 days of such request) or (3) the Company determines not to have the Securities of such series represented by a Global Security. Upon request by a Holder of Certificated Securities, the Trustee shall register the transfer or exchange of such Certificated Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Certificated Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by such Holder or by its attorney, duly authorized in writing. Upon receipt of a request to register such a transfer, the Trustee shall register the Certificated Securities pursuant to the instructions from the Holder thereof. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, that the Trustee may reasonably request.
(d)In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.18, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interests in the Global Security to be transferred, and the Company and the Guarantor shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series in each case of like tenor and amount.
(e)In connection with the transfer of all the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.18, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interests in the Global Security, an equal aggregate principal amount of Securities of authorized denominations of that series.
(f)Neither the Company, the Guarantor nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities of any series by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities. Neither the Company, the Guarantor nor the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities of any series to be issued).

(g)The provisions of the last sentence of Section 2.05(b) shall apply to any Global Security if such Global Security was never issued and sold by the Company and the Company or the Guarantor delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.05(b).
(h)Notwithstanding the provisions of Sections 2.03 and 2.15, unless otherwise specified as contemplated by Section 2.01, payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to any Global Security shall be made to the Depositary.
(i)The Company in issuing Securities of any series may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders of Securities of such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers. In addition, any Securities of a series that are not fungible with other Securities of the same series for U.S. federal income tax purposes shall not have the same CUSIP number as such other Securities.
(j)Notwithstanding anything herein to the contrary, delivery or surrender of a Security shall not be required in the case of Global Securities in order to obtain the rights or benefits provided hereunder upon the delivery or surrender of a Security.

ARTICLE III
REDEMPTION
SECTION 3.01Applicability of Article.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III.
SECTION 3.02Notice to the Trustee.

If the Company elects to redeem Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Securities of such series to be redeemed. The Company shall so notify the Trustee at least 30 days (or at least 15 days in the case of convertible Securities), but no more than 60 days, before the Redemption Date by delivering to the Trustee an Officer’s Certificate of the Company stating that such redemption will comply with the provisions of this Indenture and of the Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.
SECTION 3.03Selection of Securities To Be Redeemed.

(a)If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities of such series (and tenor) not previously called for redemption, either pro rata, by lot or by such other method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of the principal amount of Global Securities of such series; provided that, if at the time of redemption such Securities are registered as a Global Security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Securities held by each beneficial owner of Securities to be redeemed.
(b)The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
(c)For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

SECTION 3.04Notice of Redemption.

(a)Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days (or not less than 15 days in the case of convertible Securities) nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the register of Securities maintained by the Registrar.
(b)All notices of redemption shall identify the Securities to be redeemed and shall state:
(1)the Redemption Date;
(2)the Redemption Price (or the method of calculating or determining the Redemption Price);
(3)that, unless the Company and the Guarantor default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;
(4)if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;
(5)that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;
(6)that the redemption is for a sinking or analogous fund, if such is the case;
(7)if such Securities are convertible into or exchangeable for Capital Stock, other debt securities (including Securities of another series), warrants, other equity securities or any other securities or property of the Company or any other Person, the name and address of the conversion or exchange agent, the date on which the right to convert or exchange is terminated and the conversion or exchange rate; and
(8)the CUSIP or ISIN number, if any, relating to such Securities.
(c)Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request at least five Business Days prior to the date when the notice is to be sent to Holders, by the Trustee in the name and at the expense of the Company.

SECTION 3.05Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.
SECTION 3.06Deposit of Redemption Price.

(a)Unless otherwise specified as contemplated by Section 2.01, by 11:00 a.m., local time in each Place of Payment, on any Redemption Date, the Company or the Guarantor shall deposit with the Trustee or the Paying Agent (or, if the Company or the Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.07) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect to, the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company or the Guarantor to the Trustee for cancellation.
(b)If the Company or the Guarantor complies with the preceding paragraph, then, unless the Company and the Guarantor default in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment, and the Holders of such Securities shall have no further rights with respect to such Securities except for the right to receive the Redemption Price upon surrender of such Securities. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, any Additional Amounts, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Securities of that series or, in the case of Original Issue Discount Securities, such Securities’ yield to maturity.
SECTION 3.07Securities Redeemed in Part.

Upon surrender to the Paying Agent of a Security to be redeemed in part, the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

SECTION 3.08Purchase of Securities.

Unless otherwise specified as contemplated by Section 2.01, the Company, the Guarantor and any Affiliate of the Company or the Guarantor may at any time purchase or otherwise acquire Securities of any series in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Company or the Guarantor may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.14 shall apply to all Securities so delivered.
SECTION 3.09Mandatory and Optional Sinking Funds.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” Unless otherwise provided by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.10. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and by this Article III.
SECTION 3.10Satisfaction of Sinking Fund Payments with Securities.

The Company or the Guarantor may deliver outstanding Securities of a series (other than any previously called for redemption) and may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such series of Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
SECTION 3.11Redemption of Securities for Sinking Fund.

(a)Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate of the Company specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivery of or by crediting Securities of that series pursuant to Section 3.10 and will also deliver or cause to be delivered to the Trustee any Securities to be so delivered. Failure of the Company to timely deliver or cause to be delivered such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute the election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

(b)If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any of any receding sinking fund payments made in cash shall exceed $100,000 (or, in the case of any Security denominated in a foreign currency, the amount specified in accordance with Section 2.01) or a lesser sum if the Company shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000 (or, in the case of any Security denominated in a foreign currency, the amount specified in accordance with Section 2.01) or less and the Company makes no such request then it shall be carried over until a sum in excess of $100,000 (or, in the case of any Security denominated in a foreign currency, the amount specified in accordance with Section 2.01) is available. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.05, 3.06 and 3.07.
SECTION 3.12Redemption for Changes in Taxes.

(a)If the Securities of a series expressly provide for redemption pursuant to this Section 3.12 as contemplated by Section 2.01, the Company may redeem the Securities of such series, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of such series of Securities (which notice will be irrevocable and given in accordance with the procedures described in Sections 3.04 and 12.02 hereof), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of such series of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of such series of Securities or the Guarantee, the Company or the Guarantor, as the case may be, determines in good faith that it is or would be required to pay Additional Amounts, and the Company and the Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it, and the requirement arises as a result of:
(1)any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of a Tax Jurisdiction affecting taxation which change or amendment becomes effective on or after the Issue Date (or, if a jurisdiction becomes a Tax Jurisdiction after the Issue Date, the date on which such jurisdiction became a Tax Jurisdiction under this Indenture); provided, however, in the case of a successor entity of the Company or the Guarantor, the change or amendment must become effective after the date that such successor entity first makes payment on such series of Securities or the Guarantee; or
(2)any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings of a Tax Jurisdiction (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation becomes effective on or after the Issue Date (or, if a jurisdiction becomes a Tax Jurisdiction after the Issue Date, the date on which such jurisdiction became a Tax Jurisdiction under this Indenture); provided, however, in the case of a successor entity of the Company or the Guarantor, the change or amendment must become effective after the date that such successor entity first makes payment on such series of Securities or the Guarantee.

(b)The Company will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of such series of Securities or the Guarantee were then due, and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of such series of Securities pursuant to the foregoing, the Company will deliver to the Trustee an Opinion of Counsel to the effect that there has been such change or amendment that would entitle it to redeem such series of Securities hereunder. In addition, before the Company publishes or mails notice of redemption of such series of Securities as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that the Company and the Guarantor cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it.
The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of such series of Securities.

ARTICLE IV

COVENANTS
SECTION 4.01Payment of Securities.

(a)The Company shall pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of each series on the dates and in the manner provided in the Securities of such series and in this Indenture. Principal, premium, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent in any Place of Payment (other than the Company, the Guarantor or a Subsidiary) holds by 11:00 a.m., local time in such Place of Payment, on that date money deposited by the Company or the Guarantor designated for and sufficient to pay all principal, premium, interest and any Additional Amounts then due.
(b)The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and any Additional Amount (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02Maintenance of Office or Agency.

(a)Unless otherwise specified as contemplated by Section 2.01, the Company will maintain in New York City for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented for registration of transfer or exchange, where Securities of that series may be presented for payment and where notices and demands to or upon the Company or the Guarantor in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee and the Guarantor, such office or agency shall be the office of the Trustee in The City of New York, which on the date hereof is located at 150 East 42nd Street, 40th Floor, New York, New York, 10017. The Company will give prompt written notice to the Trustee and the Guarantor of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Guarantor with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
(b)The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 4.03SEC Reports; Financial Statements.

(a)If the Company or the Guarantor is subject to Section 13 or 15(d) of the Exchange Act, the Company or the Guarantor, as the case may be, shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company or the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company and the Guarantor shall also comply with the provisions of TIA § 314(a).
(b)The Guarantor intends to file the reports, information and documents referred to in Section 4.03(a) hereof with the SEC in electronic form pursuant to Regulation S-T promulgated by the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Guarantor shall notify the Trustee in the manner prescribed herein of each such filing. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Guarantor of such reports to the Trustee in compliance with the provisions of TIA § 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Guarantor makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 4.03 shall be solely for the purposes of compliance with this Section 4.03 and with TIA § 314(a). The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely upon an Officer’s Certificate or certificates delivered pursuant to Section 4.04).

SECTION 4.04Compliance Certificate.

(a)Each of the Company and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2019, a brief certificate from an Officer of the Company or the Guarantor, as the case may be, which need not constitute an Officer’s Certificate, as to his or her knowledge of the Company’s or the Guarantor’s, as the case may be, compliance with all conditions and covenants under this Indenture and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge.
(b)The Company or the Guarantor shall, so long as Securities of any series are outstanding, deliver to the Trustee, as soon as practicable, but in no event more than five Business Days, after any Officer of the Company or the Guarantor, as the case may be, becoming aware of any Default or Event of Default under this Indenture, an Officer’s Certificate specifying such Default or Event of Default and what action the Company or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.
SECTION 4.05Corporate Existence.

Except as otherwise permitted by Article V, each of the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.
SECTION 4.06Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Securities of any series as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07Limitation on Liens.

The Guarantor will not, nor will it permit any Subsidiary to, create, incur, issue, assume or guarantee any Debt secured by a Lien of or upon any Principal Property or Capital Stock of any Subsidiary that directly owns any Principal Property, whether such Principal Property or Capital Stock is owned at the Issue Date or thereafter acquired, without in any such case making or causing to be made effective provision (and the Guarantor covenants that in any such case it shall make or cause to be made effective provision) whereby the Securities (together with, if the Guarantor shall so determine, any other Debt created, incurred, issued, assumed or guaranteed by the Guarantor or any Subsidiary then existing or thereafter created) shall be secured by such Lien equally and ratably with (or, at the option of the Guarantor, prior to) such Debt, so long as such Debt shall be so secured. The foregoing restrictions will not, however, apply to Debt secured by Permitted Liens.
In addition, the Guarantor or any Subsidiary may, without equally and ratably securing the Securities, issue, assume or guarantee Debt that would otherwise be subject to the foregoing restrictions, if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restriction (other than any Debt secured by Liens permitted as described in clauses (1) through (7) of the definition of Permitted Liens) plus the aggregate amount of all Attributable Debt of the Guarantor and any of its Subsidiaries in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted under clauses (1) and (2) of Section 4.08(a)) does not exceed 15% of Consolidated Net Tangible Assets of the Guarantor.
SECTION 4.08Limitation on Sale/Leaseback Transactions.

(a)The Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,
(1)the Guarantor or such Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (1) or (6) of the definition of Permitted Liens, without equally and ratably securing the Securities, to create, issue, assume or guarantee Debt secured by a Lien on such Principal Property; or
(2)the Guarantor or such Subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (x) the net proceeds of the sale of such Principal Property or (y) the fair market value (as determined by the Board of Directors of the Guarantor) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Debt incurred or assumed by the Guarantor or any Subsidiary (other than indebtedness owned by the Guarantor or any Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or
(3)the Attributable Debt of the Guarantor and its Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (1) and (2) of this Section 4.08(a)), plus the aggregate principal amount of Debt secured by Liens then outstanding (not including any such Debt secured by Liens described in clauses (1) through (7) of the definition of Permitted Liens) which do not equally and ratably secure the Securities (or secure Securities on a basis that is prior to other Debt secured thereby) would not exceed 15% of Consolidated Net Tangible Assets of the Guarantor.

SECTION 4.09Additional Amounts.

If the Securities of a series expressly provide for the payment of Additional Amounts pursuant to Section 2.01, the Company or the Guarantor, as the case may be, will pay to the Holder of any Security of such series Additional Amounts as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.09 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.09 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
SECTION 4.10Additional Tax Amounts.

(a)If the Securities of a series expressly provide for payment of Additional Amounts in respect of taxes pursuant to this Section 4.10 as contemplated by Section 2.01, all payments made under or with respect to the Securities of such series or the Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes imposed or levied by or on behalf of any Tax Jurisdiction unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes imposed or levied by or on behalf of any Tax Jurisdiction, will at any time be required to be made from any payments made under or with respect to the Securities of such series or the Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Company or the Guarantor, as the case may be, will pay such Additional Amounts to the Holder (and only to the Holder) as may be necessary in order that (i) the net amounts received in respect of such payments by each Holder or (ii) if the Securities of such series are then issued as a Global Security, the aggregate net amounts received in respect of such payments by the beneficial owners of such Securities (including Additional Amounts) after such withholding, deduction or imposition (including any withholding, deduction or imposition from Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided that no Additional Amounts will be payable with respect to:
(1)any Security presented for payment in the United Kingdom;
(2)any taxes that would not have been imposed but for the Holder’s or beneficial owner’s present or former connection with the relevant Tax Jurisdiction or but for any such connection on the part of a partner, beneficiary, settlor or shareholder of such Holder or beneficial owner (other than any connection resulting from the acquisition, ownership, holding or disposition of Securities, the receipt of payments thereunder and/or the exercise or enforcement of rights under any Securities);
(3)any taxes that are imposed or withheld as a result of the failure of the Holder of such Securities or beneficial owner of such Securities to comply with any reasonable written request, made to that Holder or beneficial owner in writing at least 30 days before any such withholding or deduction would be payable, by the Company or the Guarantor to provide timely and accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid and timely declaration or similar claim or satisfy any certification information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to any exemption from or reduction in all or part of such taxes to which such Holder is entitled;
(4)any Security presented for payment more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30-day period);

(5)any payment of principal or interest on such Securities made to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that such payment would be required to be included in the income under the laws of the relevant Tax Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Securities;
(6)any estate, inheritance, gift, sales, transfer, personal property or similar taxes;
(7)any taxes payable other than by deduction or withholding from payments under, or with respect to, such Securities;
(8)any taxes imposed by the United States or any political subdivision thereof or tax authority therein; or
(9)any combination of items (1) through (8) above.
(b)If the Company or the Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts pursuant to this Section 4.10 with respect to any payment under or with respect to the Securities of such series or the Guarantee, the Company or the Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay such Additional Amounts arises after the 30th day prior to that payment date, in which case the Company or the Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate of the Company or the Guarantor, as the case may be, stating the fact that such Additional Amounts will be payable pursuant to this Section 4.10 and the amount estimated to be so payable. Such Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay such Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Company or the Guarantor, as the case may be, will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.
(c)Each of the Company and the Guarantor will make all withholdings and deductions required by law of it and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. Upon request, the Company or the Guarantor, as the case may be, will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders of such Securities.
(d)Whenever in this Indenture or in any Securities there is mentioned, in any context, the payment of amounts based upon the principal amount of the Securities or of principal, interest or of any other amount payable under, or with respect to, any of the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(e)The obligations in this Section 4.10 will survive any transfer by a Holder or beneficial owner of its Security and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or the Guarantor, as the case may be, is incorporated or resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the Securities and any department or political subdivision thereof or therein.

ARTICLE V

SUCCESSORS
SECTION 5.01Limitations on Mergers and Consolidations.

(a)Neither the Company nor the Guarantor shall consolidate with or merge into any Person, or sell, lease, convey, assign, transfer or otherwise dispose of, in any transaction or series of transactions, all or substantially all of its assets to any Person (other than a consolidation or merger of the Company and the Guarantor or a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of the Company to the Guarantor or of the Guarantor to the Company), unless:
(1)either (i) the Company or the Guarantor, as the case may be, shall be the continuing Person or (ii) the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or Guarantor is merged, or to which such sale, lease, conveyance, assignment, transfer or other disposition shall be made (collectively, the “Successor”), is organized and validly existing under the laws of the United States, any state in the United States, the District of Columbia, Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece) and the Successor expressly assumes by supplemental indenture, in the case of the Company, the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Securities and the performance of the Company’s covenants and obligations under this Indenture and the Securities, or, in the case of the Guarantor, the performance of the Guarantee and the Guarantor’s covenants and obligations under this Indenture and the Securities; and
(2)immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(b)Notwithstanding and without compliance with Section 5.01(a), the Guarantor shall be permitted to sell, assign, transfer, lease, convey or otherwise dispose, in one or more related transactions, of assets constituting the Capital Stock or all or part of the assets of any Subsidiary, division or line of business or group of such Subsidiaries, divisions or lines of business (“disposed group”) if such disposed group (i) generated Consolidated EBITDA that was less than 40% of the Consolidated EBITDA of the Guarantor in (A) the most recently completed four fiscal quarters and (B) each of the last three completed fiscal years of the Guarantor and (ii) has total assets with a value that is less than 40% of the Total Assets of the Guarantor; provided that such disposition otherwise complies with this Indenture. If the Guarantor has not filed with the SEC its consolidated financial statements, including the results of any of the most recent completed four fiscal quarters or fiscal year, as of the date they would be required to be filed assuming the Guarantor were subject to reporting under Section 13 or 15(d) of the Exchange Act (whether or not it is so subject), such amounts will be calculated for any such fiscal quarter or fiscal year as reflected in consolidated financial statements of the Guarantor (quarterly and/or annual, as the case may be) prepared by the Guarantor in accordance with GAAP, until such time as such fiscal quarter or fiscal year is included in consolidated financial statements of the Guarantor filed with the SEC.

SECTION 5.02Successor Person Substituted.

Upon any consolidation or merger of the Company or the Guarantor, as the case may be, or any sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of the Company or the Guarantor, as the case may be, in accordance with Section 5.01, the Successor formed by such consolidation or into which the Company or the Guarantor is merged or to which such sale, lease, conveyance, assignment, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company or the Guarantor, as the case may be, under this Indenture and the Securities of all series, and in the case of the Guarantor, the Guarantee, with the same effect as if such Successor had been named as the Company or the Guarantor, as the case may be, herein and the predecessor Company or the Guarantor, in the case of a sale, conveyance, assignment, transfer or other disposition, shall be released from all obligations under this Indenture, the Securities of all series and, in the case of the Guarantor, the Guarantee.

ARTICLE VI

DEFAULTS AND REMEDIES
SECTION 6.01Events of Default.

(a)Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution of the Company establishing such series of Securities or in the form of Security for such series, an “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events:
(1)there is a default in the payment of interest on or any Additional Amounts with respect to any Security of that series when the same becomes due and payable and such default continues for a period of 30 days;
(2)there is a default in the payment of (A) the principal of any Security of that series at its Maturity or (B) premium (if any) on any Security of that series when the same becomes due and payable;
(3)there is a default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and such default continues for a period of 30 days;
(4)the Company or the Guarantor fails to comply with any of its other covenants or agreements in, or provisions of, the Securities of such series or this Indenture (other than a default referred to in clauses (1), (2) or (3) above, or an agreement, covenant or provision that has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series), which shall not have been remedied within the specified period after written notice, as specified in Section 6.01(b);
(5)the Guarantee ceases to be in full force and effect with respect to the Securities of such series (except as contemplated by the terms thereof) and such Default continues for 10 days;
(6)the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:
(i)commences a voluntary case,
(ii)consents to the entry of an order for relief against it in an involuntary case,
(iii)consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or
(iv)makes a general assignment for the benefit of its creditors;
(7)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:
(i)is for relief against the Company or the Guarantor as debtor in an involuntary case,
(ii)appoints a Bankruptcy Custodian of the Company or the Guarantor or a Bankruptcy Custodian for all or substantially all of the property of the Company or the Guarantor, or
(iii)orders the liquidation of the Company or the Guarantor; or

(8)any other Event of Default provided with respect to Securities of that series occurs, which shall not have been remedied within the specified period after written notice, as specified in Section 6.01(b).
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
When a Default or Event of Default is cured, it ceases.
(b)A Default under clause (4) or (8) of Section 6.01(a) is not an Event of Default until the Trustee notifies the Company and the Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Default (or, in the case of a Default under clause (4) of Section 6.01(a), if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected) notify the Company, the Guarantor and the Trustee, of the Default, and the Company or the Guarantor, as the case may be, fails to cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”
SECTION 6.02Acceleration.

If an Event of Default with respect to any Securities of any series at the time outstanding (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a)) occurs and is continuing, the Trustee by notice to the Company and the Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Event of Default (or, in the case of an Event of Default described in clause (4) of Section 6.01(a), if outstanding Securities of other series are affected by such Event of Default, then at least 25% in principal amount of the then outstanding Securities of all such series so affected acting as one class) by notice to the Company, the Guarantor and the Trustee, may declare the principal of (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest on all then outstanding Securities of such series or of all series, as the case may be, to be due and payable. Upon any such declaration, the amounts due and payable on the Securities shall be due and payable immediately. If an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of the series affected by such Event of Default or all series so affected, as the case may be, by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any Additional Amounts with respect to the Securities) if (1) the rescission would not conflict with any judgment or decree, (2) all existing Events of Default with respect to Securities of that series (or of all series, as the case may be) have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that has become due solely because of the acceleration, and (3) the Trustee has been paid any amounts due to it for the compensation as may be agreed in writing by the parties from time to time, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.03Other Remedies.

(a)If an Event of Default occurs and is continuing with respect to a series of Securities, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Securities of such series or to enforce the performance of any provision of such Securities or this Indenture.
(b)The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.04Waiver of Defaults.

Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series or of all series affected thereby (acting as one class) by notice to the Trustee may waive an existing or past Default or Event of Default with respect to such series or all series so affected, as the case may be, and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or all series so affected or a solicitation of consents in respect of Securities of such series or all series so affected, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series or all series so affected (but the terms of such offer or solicitation may vary from series to series)), except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to any Security or (2) a continued Default in respect of a provision that under Section 9.02 cannot be amended or supplemented without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05Control by Majority.

With respect to Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of such series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it relating to or arising under an Event of Default described in clauses (1), (2), (3) or (8) of Section 6.01(a), and with respect to all Securities, the Holders of a majority in principal amount of all the then outstanding Securities affected may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it not relating to or arising under such an Event of Default. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.
SECTION 6.06Limitations on Suits.

(a)Subject to Section 6.07 hereof, a Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of such series or the Guarantee only if:
(1)the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;
(2)the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;
(3)such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(5)during such 60-day period, the Holders of a majority in principal amount of the Securities of such series do not give the Trustee a direction inconsistent with the request.
(b)A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
SECTION 6.07Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest on and any Additional Amounts with respect to the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or the Guarantor for the amount of principal, premium (if any), interest and any Additional Amounts remaining unpaid on the Securities of the series affected by the Event of Default, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
First: to the Trustee (acting in any capacity hereunder) for amounts due under hereunder;
Second: to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, for principal, premium (if any), interest and any Additional Amounts ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and any Additional Amounts, respectively; and
Third: to the Company.
The Trustee, upon prior written notice to the Company, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Company or the Guarantor in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used for purposes of rendering the judgment shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York next preceding that on which final judgment is given. None of the Company, the Guarantor nor the Trustee shall be liable for any shortfall and none of them shall benefit from any windfall in payments to Holders of Securities under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 6.10 to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Company and the Guarantor on the claim or claims underlying such judgment.
SECTION 6.11Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE VII

TRUSTEE
SECTION 7.01Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default with respect to the Securities of any series:
(1)the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of Section 7.01(b);
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.
(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on and Additional Amounts with respect to the Securities.
(g)The Trustee shall have no liability or responsibility for the action or the inaction of the Depositary.
SECTION 7.02Rights of Trustee.

(a)The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require instruction, an Officer’s Certificate of the Company or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officer’s Certificate and/or Opinion of Counsel. The Trustee may consult at the Company’s expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or the Guarantor shall be sufficient if signed by an Officer of the Company or the Guarantor, as the case may be.
(f)The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, the Guarantor or by any Holder of the Securities, and such notice references the Securities and this Indenture.
(g)The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(h)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(j)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(k)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with the Company, the Guarantor or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.
SECTION 7.04Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities of any series, it shall not be accountable for the Company’s use of the proceeds from the Securities of any series or any money paid to the Company or the Guarantor or upon the Company’s or the Guarantor’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in such Securities other than its certificate of authentication.
SECTION 7.05Notice of Defaults.

If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on and Additional Amounts or any sinking fund installment with respect to the Securities of such series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders of Securities of such series.
SECTION 7.06Reports by Trustee to Holders.

(a)Within 60 days after each May 15 of each year after the date of this Indenture, the Trustee shall mail to Holders of a series of Securities, the Guarantor and the Company a brief report dated as of such reporting date that complies with TIA § 313(a); provided, however, that if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series. The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA §§ 313(c) and 313(d).
(b)A copy of each such report at the time of its mailing to Holders of a series of Securities shall be filed by the Trustee with the SEC and each securities exchange, if any, on which the Securities of such series are listed. The Company shall notify the Trustee in writing if and when any series of Securities is listed on any securities exchange and any delisting thereof.
SECTION 7.07Compensation and Indemnity.

(a)The Company and the Guarantor, severally and jointly, agree to pay to the Trustee (acting in any capacity hereunder) for its acceptance of this Indenture and services hereunder such compensation as the Company, the Guarantor and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantor, severally and jointly, agree to reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, court costs, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)The Company and the Guarantor, severally and jointly, hereby indemnify the Trustee (acting in any capacity hereunder) and any predecessor Trustee (acting in any capacity hereunder) against any and all loss, liability, damage, claim (whether asserted by the Company, Guarantor, a Holder or any other Person) or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties or exercise of its rights under this Indenture, except as set forth in the next following paragraph. The Trustee shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity. The Company and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantor shall pay the reasonable fees and expenses of such counsel. Neither the Company nor the Guarantor need pay for any settlement made without its consent.
Neither the Company nor the Guarantor shall be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction.
(c)To secure the payment obligations of the Company and the Guarantor hereunder, the Trustee shall have a lien prior to the Securities of all series on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of any series. Such lien and the Company’s and the Guarantor’s obligations under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.
(d)When the Trustee incurs expenses or renders services after an Event of Default specified under clauses (6) or (7) of Section 6.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
SECTION 7.08Replacement of Trustee.

(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign and be discharged at any time with respect to the Securities of one or more series by so notifying the Company and the Guarantor. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee, the Company and the Guarantor. The Company may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.10;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or
(4)the Trustee otherwise becomes incapable of acting.
(b)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Company), the Company, the Guarantor or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, any Holder of Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such series.
In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Guarantor. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
(c)In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Company or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.
(d)Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Company under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees. The retiring or removed Trustee or Trustees shall have no liability or responsibility for the action or inaction of any successor Trustee.

SECTION 7.09Successor Trustee by Merger, etc.
(a)Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.
(b)In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.10Eligibility; Disqualification.

(a)There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
(b)The Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA § 310(b) during the period of time required by this Indenture; provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

SECTION 7.11Preferential Collection of Claims Against the Company or the Guarantor.

The Trustee is subject to and shall comply with the provisions of TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE
SECTION 8.01Termination of the Company’s and the Guarantor’s Obligations.
(a)This Indenture shall cease to be of further effect with respect to the Securities of a series (except that the Company’s obligations under Section 7.07, the Trustee’s and Paying Agent’s obligations under Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee and the Guarantor, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such series, when:
(1)either:
(A)    all outstanding Securities of such series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or
(B)    all outstanding Securities of such series not theretofore delivered to the Trustee for cancellation:
(i)have become due and payable, or
(ii)will become due and payable at their Stated Maturity within one year, or
(iii)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in the case of clauses (i), (ii) or (iii) above, the Company or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose (x) money in the currency in which payment of the Securities of such series is to be made in an amount, or (y) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of such series is to be made in an amount or (z) a combination thereof, which will be sufficient, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such series for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or for principal, premium, if any, Additional Amounts, if any, and interest to the Stated Maturity or Redemption Date, as the case may be; or

(C)    the Company and the Guarantor have properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.01, to be applicable to the Securities of such series;
(2)the Company or the Guarantor has paid or caused to be paid all other sums payable by them hereunder with respect to the Securities of such series; and
(3)the Company has delivered to the Trustee an Officer’s Certificate of the Company stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.
(b)Unless this Section 8.01(b) is specified as not being applicable to Securities of a series as contemplated by Section 2.01, the Company may, at its option, terminate certain of its and the Guarantor’s respective obligations under this Indenture (“covenant defeasance”) with respect to the Securities of a series if:
(1)the Company or the Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities of such series, (i) money in the currency in which payment of the Securities of such series is to be made in an amount, or (ii) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of such series is to be made in an amount or (iii) a combination thereof, that is sufficient, in the opinion (in the case of clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium (if any), Additional Amounts (if any) and interest on all Securities of such series on each date that such principal, premium (if any), Additional Amounts (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.01(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal, premium (if any), Additional Amounts (if any) and interest with respect to the Securities of such series as the same shall become due;
(2)the Company or the Guarantor has delivered to the Trustee an Officer’s Certificate of the Company or the Guarantor, as the case may be, stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with, and an Opinion of Counsel to the same effect;
(3)no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;
(4)the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel or a private letter ruling issued by the United States Internal Revenue Service to the effect that the beneficial owners of such Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01(b) and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

(5)the Company and the Guarantor have complied with any additional conditions specified pursuant to Section 2.01 to be applicable to the discharge of Securities of such series pursuant to this Section 8.01; and
(6)such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA § 310(b).
In such event, (x) the Company and the Guarantor shall be released from their respective obligations under the covenants specified pursuant to Section 2.01 with respect to the outstanding Securities of such series (collectively, with respect to Securities of such series, the “Defeased Covenants”) on and after the date the conditions set forth in this Section 8.01(b) are satisfied, (y) thereafter any failure to comply with the Defeased Covenants shall not constitute a Default or Event of Default under Section 6.01 with respect to the Securities of such series, and (z) the Securities of such series shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with the Defeased Covenants, but shall continue to be outstanding for all other purposes hereunder. Except as specified in the preceding sentence, the remainder of this Indenture and the Securities will be unaffected by such covenant defeasance pursuant to this Section 8.01(b).
In order to have money available on a payment date to pay principal of or premium (if any), Additional Amounts (if any) or interest on such Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Government Obligations shall not be callable at the issuer’s option.
(c)If the Company and the Guarantor have previously complied or are concurrently complying with Section 8.01(b) (other than any additional conditions specified pursuant to Section 2.01 that are expressly applicable only to covenant defeasance) with respect to Securities of a series, then, unless this Section 8.01(c) is specified as not being applicable to Securities of such series as contemplated by Section 2.01, the Company may elect that its and the Guarantor’s respective obligations to make payments with respect to Securities of such series be discharged (“legal defeasance”), if:
(1)no Default or Event of Default under clauses (6) and (7) of Section 6.01(a) hereof shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.01(b) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
(2)unless otherwise specified with respect to Securities of such series as contemplated by Section 2.01, the Company or the Guarantor has delivered to the Trustee an Opinion of Counsel to the effect referred to in Section 8.01(b)(4) with respect to such legal defeasance, which opinion is based on (i) a private letter ruling issued by the United States Internal Revenue Service addressed to the Company, (ii) a published ruling of the United States Internal Revenue Service pertaining to a comparable form of transaction or (iii) a change in the applicable United States Federal income tax law (including regulations) after the date of this Indenture;

(3)the Company and the Guarantor have complied with any other conditions specified pursuant to Section 2.01 to be applicable to the legal defeasance of Securities of such series pursuant to this Section 8.01(c); and
(4)the Company or the Guarantor has delivered to the Trustee a Company Request requesting such legal defeasance of the Securities of such series and an Officer’s Certificate of the Company or the Guarantor, as the case may be, stating that all conditions precedent with respect to such legal defeasance of the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.
In such event, this Indenture shall cease to be of further effect (except as set forth in this paragraph) with respect to Securities of such series. Among the consequences of such legal defeasance with respect to Securities of such series, (x) the Company and the Guarantor will be discharged from their respective obligations under this Indenture and the Securities of such series to pay principal of, premium (if any), Additional Amounts (if any) and interest with respect to Securities of such series, (y) the Company’s and the Guarantor’s respective obligations under Sections 4.01, 4.02 and 10.01 shall terminate with respect to such Securities, and (z) the entire indebtedness of the Company evidenced by such Securities and of the Guarantor evidenced by the Guarantee shall be deemed paid and discharged. The Trustee upon request shall execute proper instruments acknowledging satisfaction and discharge of the Securities of such series under this Indenture. However, the Company’s and the Guarantor’s respective obligations in Sections 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08, 8.04 and 10.01, the Trustee’s and Paying Agent’s obligations in Sections 8.02 and 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of such series are no longer outstanding. Thereafter, only the Company’s and the Guarantor’s obligations in Section 7.07 and the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive with respect to Securities of such series.
(d)If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Securities of a series are specified to be applicable to such series as contemplated by Section 2.01, each of the Company and the Guarantor may terminate any or all of its obligations under this Indenture with respect to Securities of a series and any or all of its obligations under the Securities of such series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.01, to be applicable to the Securities of such series.
(e)If Securities of any series subject to subsections (a), (b), (c) or (d) of this Section 8.01 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Company shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.02Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01 hereof. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series with respect to which the deposit was made.
SECTION 8.03Repayment to Company or Guarantor.

(a)The Trustee and the Paying Agent shall promptly pay to the Company, or if instructed in the written request of the Company, to the Guarantor any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Company.
(b)Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.
SECTION 8.04Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Securities of any series in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantor under this Indenture with respect to the Securities of such series and under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that if the Company or the Guarantor has made any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX

SUPPLEMENTAL INDENTURES AND AMENDMENTS
SECTION 9.01Without Consent of Holders.

(a)The Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities of one or more series or waive any provision hereof or thereof without the consent of any Holder:
(1)to cure any ambiguity, omission, defect or inconsistency;
(2)to cause any Successor to assume the obligations of the Company or the Guarantor in accordance with Article V;
(3)to provide for uncertificated Securities in addition to or in place of Certificated Securities;
(4)to provide any security for, or to add any guarantees of or additional obligors on, any series of Securities or the Guarantee;
(5)to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;
(6)to conform to the description of the Securities of a series included in the offering document related thereto as evidenced in an Officer’s Certificate;
(7)to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company or the Guarantor;
(8)to add any additional Events of Default with respect to all or any series of the Securities (and, if any such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);
(9)to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;
(10)to establish the form or terms of Securities of any series as permitted by Section 2.01;
(11)to amend or supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.01; or
(12)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08.

(b)Upon the request of the Company, accompanied by a Board Resolution of the Company, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Company and the Guarantor in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.
SECTION 9.02With Consent of Holders.

(a)Except as provided below in this Section 9.02, the Company, the Guarantor and the Trustee may amend or supplement this Indenture with the consent (including consents obtained in connection with a tender offer or exchange offer for Securities of any one or more series or all series or a solicitation of consents in respect of Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class).
Upon the request of the Company, accompanied by a Board Resolution of the Company, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Company and the Guarantor in the execution of such amendment or supplemental indenture.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
The Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series (acting as one class) may waive compliance in a particular instance by the Company or the Guarantor with any provision of this Indenture with respect to Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)), except any Default or Event of Default in any payment of principal of or premium or interest on or any Additional Amounts with respect to such Securities or any other provision that cannot be amended, supplemented or waived without the consent of each Holder affected pursuant to Section 9.02(b).
(b)However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:
(1)reduce the amount of Securities of the relevant series whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the rate of or change the time for payment of interest, including default interest, on any Security;
(3)reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02;
(4)reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;
(5)change any obligation of the Company or the Guarantor to pay Additional Amounts with respect to any Security;

(6)change the coin or currency or currencies (including composite currencies) in which any Security or any premium, interest or Additional Amounts with respect thereto are payable;
(7)impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;
(8)make any change in the percentage of principal amount of Securities pursuant to Section 6.04 or make any change to Section 6.07 or in this sentence of Section 9.02;
(9)waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities of the relevant series; or
(10)if applicable, make any change that materially and adversely affects the right to convert any Security pursuant to its terms.
A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
(c)The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of this Indenture.

(d)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company or the Guarantor shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company or the Guarantor to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 9.03Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.
SECTION 9.04Revocation and Effect of Consents.

(a)Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Company or the Guarantor in a notice furnished to such Holder in accordance with Section 12.02 or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective; provided that any such notice furnished to Holders may otherwise limit or prohibit the revocation of such consents once made by Holders. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
(b)The Company or the Guarantor may, but shall not be obligated to, fix a record date (which need not comply with TIA § 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

(c)After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (10) of Section 9.02(b) hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.
SECTION 9.05Notation on or Exchange of Securities.

(a)If an amendment or supplement changes the terms of an outstanding Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security at the request of the Company regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.
(b)Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.
SECTION 9.06Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall receive, in addition to the documents required by Section 12.04, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel provided at the expense of the Company or the Guarantor to the effect that such amendment or supplement is authorized or permitted by this Indenture and that such amendment or supplement is the legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to customary exceptions.
SECTION 9.07Evidence of Action of Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (1) any instrument or any number of instruments of similar tenor executed by Holders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series of Securities or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Company), or (2) by the record of the Holders of Securities voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article IX, or (3) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

ARTICLE X

GUARANTEE
SECTION 10.01Guarantee.

The Guarantor hereby unconditionally guarantees to the Holders from time to time of the Securities (a) the full and prompt payment of the principal of and any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on and any Additional Amounts with respect to any Security when and as the same shall become due, subject in each case to any applicable grace period. Each payment by the Guarantor with respect to any Security shall be paid in the currency or currencies specified for payments on such Security as contemplated by Section 2.01 and pursuant to this Indenture. The Guarantee hereunder constitutes a guarantee of payment and not of collection.
The obligations of the Guarantor hereunder with respect to a series of Securities shall be absolute and unconditional and, subject to Article VIII, shall remain in full force and effect until the entire principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of such series shall have been paid or provided for in accordance with the provisions of such series and of this Indenture, irrespective of the validity, regularity or enforceability of any Security of such series or this Indenture, any change or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Trustee or the Holder of any Security of such series with respect to any provision of such Security or this Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives presentment or demand of payment or notice to the Guarantor with respect to such Security and the obligations evidenced thereby or hereby. The Guarantor further waives any right of set-off or counterclaim it may have against any Holder of a Security arising from any other obligations any such Holder may have to the Company or the Guarantor.
It is the intention of the Guarantor that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or other law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the obligations of the Guarantor hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor (other than guarantees of the Guarantor in respect of subordinated debt) that are relevant under such laws, result in the obligations of the Guarantor hereunder not constituting a fraudulent transfer or conveyance.

SECTION 10.02Proceedings Against the Guarantor.

In the event of a default in the payment of principal of or any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in any sinking fund payment, or in the event of a default in the payment of any interest on or any Additional Amounts with respect to any Security when and as the same shall become due, each of the Trustee and the Holder of such Security shall have the right to proceed first and directly against the Guarantor under this Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.
The Trustee shall have the right, power and authority to do all things it deems necessary or advisable to enforce the provisions of this Indenture relating to the Guarantee and to protect the interests of the Holders of the Securities and, in the event of a default in payment of the principal of or any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on or any Additional Amounts with respect to any Security when and as the same shall become due, the Trustee may institute or appear in such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of its rights and the rights of the Holders, whether for the specific enforcement of any covenant or agreement in this Indenture relating to the Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Without limiting the generality of the foregoing, in the event of a default in payment of the principal of, premium (if any) and interest on or any Additional Amounts with respect to any Security when due, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor, wherever situated.
SECTION 10.03Subrogation.

The Guarantor shall be subrogated to all rights against the Company of any Holder of Securities of a series in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after the principal of, premium (if any) and interest on and any Additional Amounts with respect to all Securities of such series have been paid in full.
SECTION 10.04Guarantee for Benefit of Holders.

The Guarantee contained in this Indenture is entered into by the Guarantor for the benefit of the Holders from time to time of the Securities. Such provisions shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any Person other than the Trustee, the Guarantor, the Holders from time to time of the Securities and their permitted successors and assigns.

ARTICLE XI

MEETINGS OF HOLDERS
SECTION 11.01Purpose of Meetings.
A meeting of Holders of any or all series of Securities may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:
(a)to give any notice to the Company, the Guarantor or the Trustee, or to give any directions to the Trustee, or waive any Default or Event of Default hereunder and its consequences or to take any other action authorized to be taken by the Holders pursuant to any of the provisions of Article VI;
(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII;
(c)to consent to the execution of an indenture or of indentures supplemental hereto pursuant to the provisions of Section 9.02; or
(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.
SECTION 11.02Call of Meetings by Trustee.
The Trustee may at any time call a meeting of all Holders of all series that may be affected by the action proposed to be taken, to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine and as shall be acceptable to the Company and the Guarantor. Notice of every meeting of the Holders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Securities of such series at their addresses as they shall appear on the register. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting. For the purpose of determining Holders entitled to notice of any meeting of Holders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a Business Day not more than 10 days prior to the date of the mailing of such notice as provided in this Section 11.02. Only Persons in whose name a Security of such series is registered upon the books of the Company on a record date fixed by the Trustee as aforesaid, or by the Company or the Holders as provided in Section 11.03, shall be entitled to notice of the meeting of Holders with respect to which such record date was so fixed.

SECTION 11.03Call of Meetings by Company or Holders.
In case at any time the Company or the Guarantor or the Holders of at least 33 1⁄3% in aggregate principal amount of the Securities of a series (or of all series, as the case may be) then outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Holders of such series (or of all series), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company, the Guarantor or such Holders may fix the record date with respect to, and determine the time and the place for, such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.
SECTION 11.04Qualifications for Voting.
To be entitled to vote at any meeting of Holders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder or Holders of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Company and its counsel and any representatives of the Guarantor and its counsel.
SECTION 11.05Regulation of Meetings.
(a)Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.
(b)The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company, the Guarantor or by Holders as provided in Section 11.03, in which case the Company, the Guarantor or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.
(c)At any meeting of Holders of a series of Securities, each Holder of such series of such Holder’s proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series outstanding held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Holders. At any meeting of the Holders duly called pursuant to the provisions of Section 11.02 or 11.03, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
(d)Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

SECTION 11.06Voting.
The vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
SECTION 11.07No Delay of Rights by Meeting.
Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE XII

MISCELLANEOUS
SECTION 12.01Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA § 318(c), the imposed duties shall control.
SECTION 12.02Notices.
Any notice or communication by the Company or the Guarantor to the Trustee, or by the Trustee to the Company or the Guarantor, is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, or sent via electronic mail (in pdf format), to the other’s address:
If to the Company:
LYB International Finance III, LLC
1221 McKinney St.
Houston, Texas
USA 77010
Attention: Chief Legal Officer

If to the Guarantor:
LyondellBasell Industries N.V.
One Vine Street
London
The United Kingdom
W1J0AH
Attention: General Counsel
Facsimile: 020 7016 9100
And
Lyondell Chemical Company
LyondellBasell Tower
1221 McKinney Street
Suite 700
Houston, TX 77010
Attention: General Counsel
Facsimile: (713) 309-4631
If to the Trustee:
Wells Fargo Bank, National Association
Attention: Corporate Trust Services-Administrator for Lyondell Basell
150 East 42nd Street, 40th Floor
New York, New York, 10017
Fax: 917.260.1593

The Company, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
All notices and communications shall be deemed to have been duly given (1) at the time delivered by hand, if personally delivered; (2) five Business Days after being deposited in the mail, postage prepaid, if mailed; (3) when answered back, if telexed; (4) when receipt acknowledged, if by facsimile; (5) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.
If the Company or the Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
All notices or communications, including without limitation notices to the Trustee, the Company or the Guarantor by Holders, shall be in writing, except as otherwise set forth herein.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03Communication by Holders with Other Holders.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities of any series. The Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 12.04Certificate and Opinion as to Conditions Precedent.
(a)Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as the case may be, shall, if requested by the Trustee, furnish to the Trustee at the expense of the Company or the Guarantor, as the case may be:
(1)an Officer’s Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 12.05Statements Required in Certificate or Opinion.
(a)Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.06Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 12.07Legal Holidays.
If a payment date is not a Business Day at a Place of Payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.
SECTION 12.08No Recourse Against Others.
A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities of any series, for any obligations of the Guarantor under the Guarantee, or for any obligations of the Company, the Guarantor or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities of any series.
SECTION 12.09Governing Law.
THIS INDENTURE , THE SECURITIES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF NEW YORK REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 12.10Waiver of Jury Trial.
EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE (AND ANY SUCCESSOR TRUSTEE) HEREBY IRREVOCABLY WAIVES, AND EACH HOLDER BY ACCEPTANCE OF ITS SECURITIES SHALL BE DEEMED TO HAVE WAIVED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE, THE SECURITIES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED THEREBY.
SECTION 12.11Consent to Jurisdiction and Service of Process.
(a)Each of the Company and the Guarantor consents to the non-exclusive jurisdiction of the competent federal and state courts sitting in the Borough of Manhattan, The City of New York, United States, and any appellate court from any such court. Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Securities of any series or the Guarantee in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Company and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment; provided that service of process is effected upon the Company or the Guarantor, as the case may be, in the manner provided by this Indenture.
(b)The Guarantor agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture, the Securities of any series or the Guarantee against it in any competent court of the State of New York or any competent United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, may be made upon Cogency Global Inc. (“Cogency”), located at 10 East 40th Street, New York, New York 10016, whom the Guarantor irrevocably appoints as its authorized agent for service of process. The Guarantor represents and warrants that Cogency has agreed to act as its agent for service of process. The Guarantor agrees that such appointment shall be irrevocable so long as any of the Securities remain outstanding pursuant to Section 2.11 or until the irrevocable appointment by the Guarantor of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Guarantor further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If Cogency shall cease to act as the agent for service of process, the Guarantor shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any competent court of the State of New York or any competent United States federal court in the Borough of Manhattan, New York City, service of process upon Cogency, as the authorized agent of the Guarantor for service of process, and written notice of such service to the Guarantor shall be deemed, in every respect, effective service of process upon the Guarantor.

(c)Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.
SECTION 12.12Waiver of Immunity.
Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any legal suit, action or proceeding against the Company or the Guarantor arising out of or based upon this Indenture, the Securities of any series or the Guarantee or the transactions contemplated hereby that may be instituted in any competent court of the State of New York or any competent United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and with respect to any suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any such court in any such legal suit, action or proceeding, each of the Company and the Guarantor waives any such immunity in such courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such legal suits, actions or proceedings, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Act of 1976, as amended.
SECTION 12.13No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.14Successors.
All agreements of the Company and the Guarantor in this Indenture and the Securities of any series shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.15Severability.
In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.
SECTION 12.16Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.
SECTION 12.17Table of Contents, Headings, etc.
The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.18PATRIOT Act.
In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.
SECTION 12.19Force Majeure.
In no event shall the Trustee or any Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s or the Agents’ control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot or embargo, which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
LYB INTERNATIONAL FINANCE III, LLC
as Issuer

By:    /s/Larry Somma
Name:    Larry Somma
Title:    Treasurer

LYONDELLBASELL INDUSTRIES N.V.,
as Guarantor

By:    /s/Larry Somma
Name:    Larry Somma
Title:    Treasurer and Authorized Attorney

SIGNATURE PAGE TO INDENTURE

Wells Fargo Bank, National Association, as Trustee

By:    /s/Gregory S. Clarke
Name:    Gregory S. Clarke
Title:    Vice President

SIGNATURE PAGE TO INDENTURE